UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7699	95-1948322
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

As previously announced, on May 29, 2009, Fleetwood Enterprises, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Sellers”) entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) with AIP RV Acquisition Company LLC (“AIP”), for the sale of substantially all of the Sellers’ motorized recreational vehicle business assets (the “RV Assets”).  Prior to the closing of the sale of the RV Assets, AIP assigned its interest in the Purchase Agreement to two of its affiliates, Fleetwood RV, Inc. and Goldshield Fiberglass, Inc. (collectively, the “Purchaser”).  The sale of the RV Assets pursuant to the Purchase Agreement was approved pursuant to an order of the United States Bankruptcy Court for the Central District of California, Riverside Division, filed and entered on July 2, 2009.

On July 17, 2009, the Company consummated the sale of the RV Assets to the Purchaser.  After giving effect to certain closing adjustments, the net purchase price paid by the Purchaser to the Company was approximately $33.5 million, including $2.5 million deposited into an escrow account for potential purchase price adjustments and $2.0 million deposited into a segregated account to secure the Company’s performance of certain information technology services under a transition services agreement.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2009, each of the following directors of the Company submitted a written resignation to the chairman of the board, resigning from his/her position as a director of the Company, such resignations to become effective at 5:00 p.m. PDT on July 26, 2009:

Paul D. Borghesani

Dr. James L. Doti,

Margaret S. Dano

David S. Engelman

John T. Montford

Daniel D. Villanueva

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2009, the board of directors of the Company approved an amendment to Section 3.02 of the Company’s Amended and Restated Bylaws to, effective as of July 26, 2009, reduce the number of directors from ten (10) to four (4).  Attached as Exhibit 3.1 hereto is a copy of the Amended and Restated Bylaws of the Company, as amended.

Item 9.01

Financial Statements and Exhibits.

   (d)

Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Fleetwood Enterprises, Inc., as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: July 21, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Fleetwood Enterprises, Inc., as amended